 Ex-4.15
[DESCRIPTION]    Form of 10% Cumulative Convertible Debenture Note

THIS SECURITY (AND THE UNDERLYING SECURITY, IF ANY) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AND IS A "RESTRICTED SECURITY" AS DEFINED UNDER SAID ACT) OR UNDER THE SECURITIES LAWS OF ANY STATE OR JURISDICTION.


                TEN (10%) PERCENT CUMULATIVE CONVERTIBLE DEBENTURE NOTE

$__________                   This __th day of ____________
                                 Clearwater, Florida

FOR VALUE RECEIVED, SYSTEMS COMMUNICATIONS INC., a Florida corporation (hereinafter called "BORROWER"), promises to pay NIDAN, INC or registered assigns (hereinafter called "REGISTERED HOLDER"), the sum of _____________, together with interest (computed on the basis of a 365 day year for the actual number of days elapsed) on the outstanding principal balance remaining unpaid from time to time until paid at ten percent (10%) per annum. At any time next following the 365th day following the date hereof there would occur and be continuing an Event of Default in payment of principal or interest or both. In such event, BORROWER shall upon default pay to REGISTERED HOLDER interest on the outstanding principal amount of this Note at the highest rate of interest allowable by law from the date of such Event of Default until such Event of Default shall be cured or waived until this Note, with interest thereon, is fully paid as otherwise provided herein.

Said principal and interest shall be payable at the principal office of BORROWER by hand delivery or deposit of shares of BORROWER's Common Stock and BORROWER's Warrants, as provided below, in the U.S. Mail, first class postage prepaid, addressed to REGISTERED HOLDER at its address registered on the books of the BORROWER or at such other address as REGISTERED HOLDER may designate from time to time.

Interest on the outstanding principal balance of this Note (unless upon default as aforesaid) shall accrue at 10% per annum commencing on the date set forth above until paid as herein provided.

PRINCIPAL AND INTEREST PAID BY CONVERSION:

The number of shares of BORROWER's Common Stock by which this Note shall be automatically repaid and into which this Note shall be converted automatically shall be _______ Common Shares as to principal (i.e.: $______ per share conversion) and the interest accrual payment shall be determined by dividing the outstanding accrued interest on the effective date set forth below by the average of the BID-ASK price of said shares at the close of trading on the first trading day next following the effective date of issuing of the forthcoming (1996) registration statement for BORROWER's Common Stock which is the "EFFECTIVE DATE". The certificates for such shares of Common Stock shall be delivered as of the effective date.

The date of such repayment and automatic conversion of the principal ($______) shall be the effective date of BORROWER's first registration statement after the date hereof pursuant to the Securities Act of 1933, as amended, for the sale of Common Stock to be issued by the BORROWER.

Notwithstanding any other provision of this Note or of any instrument with respect to this Note or any other instrument executed in connection with the loan evidenced by this Note, it is expressly agreed that the amounts payable under this Note or under the aforesaid instruments for the payment of interest or any other payment in the nature of or which would be considered as interest or other charge for the use or loan of money shall not exceed the highest contract rate allowable by law of the State of Florida, from time to time, and in the event the provisions of this Note or of such other instruments referred to herein with respect to the payment of interest or other payments in the nature of or which would be considered as interest or other charge for the use or loan of money shall result in exceeding such limitation, then the excess over such limitation shall not be payable and the amount otherwise agreed to have been paid shall be reduced by the excess so that such limitation will not be exceeded, and if any payment actually made shall result in such limitation being exceeded, the amount of the excess shall constitute and be treated as a payment on the unpaid principal balance hereof and shall operate to reduce such principal balance by the amount of such excess, or if in excess of the principal indebtedness, such excess shall be refunded to BORROWER.

BORROWER does hereby (a) agree to no course of dealing or delay or omission or forbearance on the part of REGISTERED HOLDER in exercising or enforcing any of REGISTERED HOLDER's rights or remedies hereunder or under any instrument with respect to this Note or under any other instrument executed in connection with the loan evidenced by this Note shall impair or prejudice any of REGISTERED HOLDER's rights and remedies hereunder or the enforcement hereof and that REGISTERED HOLDER may extend or renew this Note for any term (whether or not longer than the original one (1) year term of this Note), may extend, modify or postpone the time and manner of payment and performance of this Note, and (b) waive notice of acceptance of this Note, notice of the occurrence of any default under this Note and presentment, demand, protest, notice of dishonor and notice of protest.

The happening of any of the following events shall constitute a default hereunder:

(a) default in the payment of any principal on this Note as and when the same shall become due and payable; or

(b) default in the payment of any interest on this Note as and when the same shall become due and payable (it being understood that such payments become payable on a date subsequent to the date they become due in accordance with the provisions hereof); or

(c) breach, failure or default on the part of BORROWER in the performance or observance of any covenant, condition or agreement of BORROWER under this Note for a period of thirty (30) days following written notice thereof unless such breach, failure or default shall have been cured within such thirty (30) day period; or

                                   Page 2of 4

(d) a receiver, liquidator, assignee, custodian, trustee, conservator sequestrator, regulatory authority (or other similar official) shall take possession or BORROWER or its property or business, or exercise control thereofor thereover, without its consent or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of BORROWER in a involuntary case under any applicable bankruptcy, insolvency or other similar laws now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator, regulatory authority (or other similar official) of BORROWER or for the property or business thereof, or ordering the winding-up or liquidation of its affairs and such decree or order shall continue unstayed and in effect for a period of thirty consecutive days, or BORROWER shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator sequestrator, regulatory authority (or other similar official) of BORROWER or of any substantial part of its property or business, or shall make any general assignment for the benefit of creditors, or shall take any corporate action in furtherance of any of the foregoing; or

If a default occurs hereunder, then at the option of REGISTERED HOLDER (a) the entire principal amount then remaining unpaid and accrued interest thereon shall immediately become due and payable without notice or demand, it being agreed that interest not paid when due shall, at the option of REGISTERED HOLDER, be added to the outstanding principal amount and draw interest at the rate provided herein; (b) the unpaid principal amount shall accrue interest at the highest rate of interest allowable by Florida law; and (c) all other liabilities of BORROWER to REGISTERED HOLDER (notwithstanding any provisions thereof), shall immediately become due and payable without notice or demand (but with such adjustments, if any, with respect to any interest or other charges as may be provided for in this Note or other writing evidencing such liability). Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

BORROWER agrees to pay to REGISTERED HOLDER reasonable attorneys' fees and costs, whether or not an action be brought, for the services of counsel employed after maturity or default to collect this Note or any principal or interest due hereunder, or to protect the security, if any, or enforce the performance of any other agreement contained in this Note or in any instrument of security as aforesaid, including costs or attorneys' fees on appeal, in bankruptcy matters or post judgment relief.

BORROWER shall have no right to set-off against REGISTERED HOLDER under this
Note or under any instruments securing this Note or executed in connection with the loan evidenced by this Note. REGISTERED HOLDER shall have the right, however, immediately and without further action or notice by it, to set-off against this Note all money owed by REGISTERED HOLDER in any capacity to BORROWER, whether or not due, and also to set-off against all other liabilities of REGISTERED HOLDER to BORROWER all money owed by REGISTERED HOLDER in that capacity to BORROWER.

                                Page 3 of 4

This Note is executed under seal, constitutes a contract under the law of the State of Florida, and shall be enforceable in a court of competent jurisdiction in said State, without regard to the place in which this Note is executed.


                  Signed and sealed this __TH day of ________________.

                                   SYSTEMS COMMUNICATION INC.

(CORPORATE SEAL)


Attest:_________________________
By:__________________________________________
          Secretary                  Stephen E. Williams,  Chief  Executive
Officer

                              Addendum

This amendment modifies the Cumulative Convertible Debenture Note in the amount of $__________ dated ____________, except as herein provided the original Cumulative Convertible Debenture Note shall remain in full force and effect.

The number of shares of BORROWER's common stock by which this Cumulative Convertible Debenture Note shall be automatically repaid and into which this note shall be converted automatically shall be determined by dividing the principal amount plus interest on the earlier to occur of the maturity date or the effective date of the BORROWER's first registration statement after the date hereof, pursuant to the Securities Act of 1933, as amended, by the lesser of either fifty percent (50%) of the BID-ASK price at the close of trading on the first trading day next following the conversion date or the original per share conversion price as shown on the original Cumulative Convertible Debenture Note.



     (Seal)
                              Edwin B. Salmon Jr.
                              Executive Vice President


Attest: _______________________

                             Warrant Addendum

This certifies that upon conversion of the convertible debenture dated ___ _____________ in the sum of $_________ issued to ___________________,
Holder or registered assigns, is entitled hereby to be issued a common stock purchase warrant of Systems Communications, Inc., a Florida corporation.

The number of shares which may be purchased under the warrant to be issued
shall   be   ______,   (subject  to  adjustment  for   stock   splits   and
recapitalization).

The purchase price of each share of common stock subject to the warrant shall be $____, adjusted with respect to any adjustments made in the number of shares for stock splits and recapitalization.


                                               Systems Communications, Inc.


                                               Stephen E. Williams
                                               Chief Executive Officer


ATTEST:


Edwin B. Salmon Jr.
Secretary